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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-21113, 333-68757 and 333-40396) and S-3 of
ViaSat, Inc. of our report dated June 15, 2001, except as to Note 14 -- Subsequent Event which is as of June 21, 2001, relating to the financial statements and financial statement schedule which appear in this Form 10-K/A.


                                   /s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 10, 2001